Exhibit 4.3.1

ALLY FINANCIAL INC.

AND

THE BANK OF NEW YORK MELLON,

Trustee

FIRST SUPPLEMENTAL INDENTURE

SERIES B ALLY FINANCIAL TERM NOTES

Dated as of August 13, 2024

to

INDENTURE

Dated as of November 20, 2015

FIRST SUPPLEMENTAL INDENTURE, dated as of the 13th day of August, 2024 between Ally Financial Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York (the “Trustee,” which term shall include any successor trustee appointed pursuant to Article Seven of the Indenture hereinafter referred to).

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of November 20, 2015 (the “Existing Indenture,” and together with this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, the parties hereto desire to establish a series subordinated debt securities which shall be a series of Securities referred to as Series B Ally Financial Term Notes (the “Series B Ally Financial Term Notes”) and which may be issued from time to time in any number of tranches and any Series B Ally Financial Term Notes issued as part of this series and any such tranches will constitute a single series of Securities under the Indenture;

WHEREAS, the parties hereto desire to establish the form of the Series B Ally Financial Term Notes to be endorsed thereon pursuant to Sections 2.01, 2.03 and 2.05 of the Existing Indenture and attached hereto as Exhibit A;

WHEREAS, the Series B Ally Financial Term Notes shall have such terms as may be established from time to time in respect of any tranche pursuant to Sections 2.01 and 2.03 of the Existing Indenture;

WHEREAS, Section 10.01(f) of the Existing Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Securities of any series as permitted by Sections 2.03 of the Existing Indenture without the consent of holders;

WHEREAS, the entry into this First Supplemental Indenture, as required by Section 10.01 of the Existing Indenture, has been authorized by a Board Resolution; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and whereas all actions required by it to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Existing Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for purposes of this First Supplemental Indenture, the term “series” shall mean the series of Securities designated as Series B Ally Financial Term Notes and shall include any tranches of Series B Ally Financial Term Notes issued as part of such series.

ARTICLE 2

FORM OF SERIES B ALLY FINANCIAL TERM NOTES

SECTION 2.01. Form of Series B Ally Financial Term Notes. The form of any Security that is designated as a Series B Ally Financial Term Note shall be in substantially the form of Exhibit A to this First Supplemental Indenture or as may be determined from time to time pursuant to Sections 2.01 and 2.03 of the Existing Indenture.

ARTICLE 3

THE SERIES B ALLY FINANCIAL TERM NOTES.

SECTION 3.01. Series B Ally Financial Term Notes in Tranches. The Series B Ally Financial Term Notes will be issued as part of the same series and may be issued in any number of tranches. For purposes of this First Supplemental Indenture references to “series” in the Existing Indenture shall be deemed to refer to a tranche of the Series B Ally Financial Term Notes where the context so requires.

SECTION 3.02. Additional Securities; Additional Series B Ally Financial Term Notes. For purposes of the Series B Ally Financial Term Notes, including any tranche of Series B Ally Financial Term Notes, issued under the Indenture, a new Section 2.12 is inserted into the Existing Indenture and shall read as follows:

“Section 2.12. Additional Securities; Additional Series B Ally Financial Term Notes. The Company may, from time to time, without the consent of the Holders of Securities of any series, issue additional Securities in a new tranche of the series known as Series B Ally Financial Term Notes, and each such new tranche of Series B Ally Financial Term Notes shall have a separate CUSIP, ISIN and/or Common Code number, as applicable. The Company may also, from time to time, issue additional Series B Ally Financial Term Notes in respect of an existing tranche of Series B Ally Financial Term Notes; provided, however, that such additional Series B Ally Financial Term Notes must be fungible with any tranche of Series B Ally Financial Term Notes to which they are being added for U.S. federal income tax purposes or must be issued under a different CUSIP, ISIN and/or Common Code number, as applicable.”

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SECTION 3.03. Series B Ally Financial Term Notes Form a Single Series. Any Series B Ally Financial Term Notes issued as part of the series of Securities designated as Series B Ally Financial Term Notes, in as many tranches as may be constituted thereunder, together with any other Series B Ally Financial Term Notes, will form a part of and constitute a single series of Securities under the Indenture and shall be included in the definition of “Securities” in the Indenture where the context requires.

ARTICLE 4

MISCELLANEOUS PROVISIONS.

SECTION 4.01. Effect of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Company and the Trustee, the Existing Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Existing Indenture for all purposes in respect of any Series B Ally Financial Term Notes.

SECTION 4.02. Confirmation of Indenture. The Existing Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Existing Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall, in respect of any Series B Ally Financial Term Notes, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Existing Indenture with respect to the Series B Ally Financial Term Notes. In the event of a conflict between the terms and conditions of the Existing Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail with respect to the Series B Ally Financial Term Notes.

SECTION 4.03. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Existing Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

SECTION 4.04. Governing Law. This First Supplemental Indenture and the Series B Ally Financial Term Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ALLY FINANCIAL INC.

By:	/s/ Bradley J. Brown
Name: Bradley J. Brown
Title: Corporate Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

Exhibit A

[FORM OF FACE OF SECURITY]

ALLY FINANCIAL INC.

SERIES B ALLY FINANCIAL TERM NOTE

[Title of Tranche of Securities]

REGISTERED NOTE No. [FXR] / [FLR]	REGISTERED [Principal Amount] CUSIP:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Ally Financial Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ISSUE DATE:	PRINCIPAL AMOUNT:
CUSIP NO:	MATURITY DATE
DENOMINATIONS:

FIXED RATE:	FLOATING RATE:
INTEREST RATE:	BASE INTEREST RATE:
INTEREST PAYMENT DATES:	INDEX MATURITY:
SPREAD:
STOCK EXCHANGE LISTING:	SPREAD MULTIPLIER:
DEFEASANCE:	MAXIMUM INTEREST RATE:
STRIPPING:	INITIAL INTEREST RATE:
REDEMPTION PROVISIONS:	INTEREST RATE RESET PERIOD:
INTEREST RATE RESET DATES:
REPAYMENT PROVISIONS:	INTEREST CALCULATION DATES:
INTEREST PAYMENT DATES:
REGULAR RECORD DATES:
INTEREST PAYMENT PERIOD:	CALCULATION AGENT:
INTEREST PAYMENT DAY-COUNT CONVENTION, IF OTHER THAN 360-DAY YEAR OR TWELVE 30-DAY MONTHS:	BUSINESS DAY DEFINITION:
OTHER PROVISIONS:

[Additional Provisions on Reverse Side of Note]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:	ALLY FINANCIAL INC. By:

Name: Title:

ALLY FINANCIAL INC. By:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Series B Ally Financial Term Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Dated:	By:

Authorized Signatory:

[Signature Page to Subordinated Note]

[REVERSE SIDE OF NOTE]

For value received, ALLY FINANCIAL INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Issuer” or the “Company”), hereby promises to pay to Cede & Co., or registered assigns, the principal amount stated above as provided herein, on the Maturity Date stated above (except to the extent redeemed or repaid prior to maturity, if applicable), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon, if provided for on the face of this Note, at the Interest Rate per annum stated above, in like coin or currency, monthly, quarterly, semi-annually or annually as specified above as the Interest Payment Period on each Interest Payment Date specified above, commencing on [DATE], and at the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions).

Each payment of interest on a Note shall include accrued interest from and including the last day in respect of which interest has been paid (or duly provided for), or, if no interest has been paid or duly provided for, from and including the Issue Date, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date, except that interest payable at Maturity, on a date of redemption, if applicable, will be payable to the person to whom principal shall be payable. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay. “Business Day” is any day which is not a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

This Note is not a savings or a deposit account or other obligation of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The Bank of New York Mellon, at its corporate trust office in The City of New York, acts as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Note.

This Note (the “Note”) is one of a duly authorized issue of Series B Ally Financial Term Notes (the “Series B Ally Financial Term Notes”) of the Company. The Notes are issuable under and pursuant to an indenture dated as of November 20, 2015 among the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of August 13, 2024 (such indenture, as supplemented and as may be supplemented and amended from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes. The terms of this Series B Ally Financial Term Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.

To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of this Note shall control.

The Series B Ally Financial Term Notes will constitute unsecured and subordinated obligations of the Company, as described herein, and will rank pari passu without any preference among themselves.

The Series B Ally Financial Term Notes are subordinated and junior in right of payment to the Company’s obligations under its Senior Indebtedness (as defined in the Indenture) on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, all obligations of the Company to holders of Senior Indebtedness must be paid in full before any payment may be made to the Holders of the Series B Ally Financial Term Notes. The Company agrees, and each Holder by accepting this Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect. In the event of any inconsistency between the foregoing and the terms of the Indenture, the terms of Indenture shall control.

Except to the extent otherwise specified on the face of this Note, this Note shall not be subject to redemption or repayment at the Issuer’s option or the option of the holder. If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer or subject to repayment at the option of the holder, as applicable, as provided for on the face hereof and in accordance with the terms of the Indenture, as applicable.

The Company may, from time to time, without notice to or the consent of the holders of the Series B Ally Financial Term Notes or other Securities of any series issued under the Indenture, issue additional notes in a new tranche of the series known as Series B Ally Financial Term Notes, and each such new tranche of Series B Ally Financial Term Notes will be issued under a separate CUSIP, ISIN and/or Common Code number, as applicable. The Company may also, from time to time, issue additional Series B Ally Financial Term Notes in respect of an existing tranche of Series B Ally Financial Term Notes; provided, however, that such additional Series B Ally Financial Term Notes must be fungible with any tranche of Series B Ally Financial Term Notes to which they are being added for U.S. federal income tax purposes or must be issued under a different CUSIP, ISIN and/or Common Code number, as applicable. Any Series B Ally Financial Term Notes, together with this Note, issued under the Indenture as part of the series designated as Series B Ally Financial Term Notes, in as many tranches as may be constituted under the Indenture, together with any other Series B Ally Financial Term Notes, will form a part of and constitute a single series of notes under the Indenture. The Securities will initially be issued in the form of one or more global Securities (each, a “Global Subordinated Note”). Except as provided in the Indenture, a Global Subordinated Note shall not be exchangeable for one or more certificated Series B Ally Financial Term Notes.

The Company may from time to time, without notice to or the consent of the registered holders of the Series B Ally Financial Term Notes, create and issue additional notes (the “Additional Notes”) ranking pari passu with the Series B Ally Financial Term Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such Additional Notes or except for the first payment of interest following the issue date of such Additional Notes).

In case of an Event of Default, as defined in the Indenture, with respect to a series of the Series B Ally Financial Term Notes, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture) of all series to be affected by the execution of such supplemental indentures referred to in this sentence (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of any interest thereon, without the consent of the Holder of each Security so affected, (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Securities then outstanding or (iii) make any change to the provisions of Article 16 of the Indenture that would adversely affect the Holders of the Securities without the consent of the Holder of each of the Securities so affected. Any such consent or waiver by the Holder of this Series B Ally Financial Term Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series B Ally Financial Term Note and of Series B Ally Financial Term Notes issued upon the registration of transfer hereof or in lieu hereof, whether or not notation for such consent or waiver is made upon this Series B Ally Financial Term Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Series B Ally Financial Term Note at the office or agency designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture, a new Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the Holder in whose name this Note is registered upon the books of the Company to be, and may treat such Holder as, the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof (and premium, if any) and interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement in the Indenture or any indenture supplemental thereto or in any Security, or because of any indebtedness represented thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note is governed by and construed in accordance with the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

Terms used herein which as defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-             Custodian

            (Minor)             (Cust)

Under Uniform Gifts to Minors Act

                        (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.